                                                            EXHIBIT 23.1-A

                      INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Amendment No. 1 of the Registration Statement of InSight Health Services Corp. on Form S-4 of our report dated March 1, 1996 on the financial statements of Maxum Health Corp. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the uncertainty regarding Maxum's ability to continue as a going concern), appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

                                          /s/ Deloitte & Touche LLP

                                          DELOITTE & TOUCHE LLP

Dallas, Texas

May 8, 1996